May 22, 1996








Personal and Confidential


Mr. Ronald Johnson
17802 Osprey Pointe Place
Tampa, Florida 33647

     Re:  Employment Agreement Modification

Dear Ron:

     I am pleased to advise you that the Compensation Committee of Kash N' Karry Food Stores, Inc., (the "Company") has determined to modify your employment agreement, dated as of January 24, 1995, with the Company (the "Employment Agreement") to (i) provide enhanced base salary continuation protection in the event your employment with the Company is terminated Without Cause (as defined in Section 7.2 of the Employment Agreement) within a specified period after the occurrence of a change in ownership of the Company, and (ii) clarify the application of
Section 7.4(f) to the stock option granted to you on May 1, 1996.

     Accordingly, the Employment Agreement, in accordance with
Section 10.5 of the Employment Agreement, is hereby modified, effective as of May 1, 1996, as follows:

     1. Section 2.1 of the Employment Agreement is hereby amended by adding thereto a new last sentence to read as follows:

     "Notwithstanding the above, if, prior to the Scheduled Termination Date, a Change in Control
     (as defined in Section 7.4 below); occurs the Term shall expire upon the later to occur of (i) the Scheduled Termination Date, and (ii) the second anniversary of the date on which any such Change of Control occurred (the "CIC Anniversary Date")."

                              - 2 -
     2. Section 7.4(c) of the Employment Agreement is hereby deleted in its entirety and replaced with a new Section 7.4(c) to read as follows:
          "(c) Subject to Section 7.5 and except in the case of a termination Without Cause under
     Section 7.2(d), the Employee shall be entitled to receive all amounts of salary as would have been payable under Section 3.1 hereof through the Scheduled Termination Date (the "Salary
     Continuation Period"), which amounts shall be paid as and when the same would have been payable under the Agreement had it not been terminated;
     provided, however, in the case of a termination
     Without Cause pursuant to Section 7.2(c), the
     Employee is entitled to elect to receive all salary due under this Section 7.4(c) in a lump sum, discounted to reflect the present value of that salary over the Salary Continuation Period
     (as defined in Section 7.5); provided, further, however, that if (x) there occurs within one year after the occurrence of a Change in Control (as defined below) a termination Without Cause (other than one under Section 7.2(d), the Salary
     Continuation Period shall not be less than two years from the date of termination;, or (y) there occurs within the one year period commencing immediately upon the termination of the one year period described in (x) above (the "Second One
     Year Period") a termination Without Cause (other than one under Section 7.2(d)), the Salary
     Continuation period, after the date of
     termination, shall not be less than twenty-four months less the number of whole or partial months transpired in the Second One Year Period as of the date of the Employee's termination of employment;"

     3. Section 7.4 of the Employment Agreement is hereby amended by adding a new paragraph at the end thereof to read as follows:
     "For purposes of Section 7.4(c) above, (i)"Change in Control" shall mean and be deemed to have occurred if, after May 1, 1996, any Person (as defined below) becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the
     "Exchange Act")) of (a) securities of the Company
     (not including in the securities beneficially owned by such Person any securities acquired directly from the Company in any transaction, including without limitation, any recapitalization, reorganization or bankruptcy proceeding) representing more than fifty percent
     (50%) of the combined voting power of the Company's then outstanding securities, or (b) all or substantially all of the assets of the Company, and (ii) "Person" shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as

                              - 3 -
     modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its subsidiaries or any of the Original Stockholders
     (as defined in the Company's 1995 Key Employee
     Stock Option Plan), (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries (in its capacity as such), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of stock of the Company, or (E) any entity or individual acquiring securities or assets of the Company in connection with any bankruptcy proceeding. In addition, the Employee's employment (if in fact terminated) shall be deemed to have been terminated following a Change of Control by the Company Without Cause if the Employee's employment was terminated Without Cause within six months demonstrates that such termination, or the circumstance(s)or event(s) constituting such a termination, occurred (1) at the request of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control (or who has taken other steps reasonably calculated to effect a Change in Control) or (2) otherwise in connection with, as a direct result of or in anticipation of a Change in Control."

     4. Prior to the occurrence of a "Change of Control" (as defined in Section 3 of this Agreement), Section 7.4(f) shall not apply to the stock option granted to you on May 1, 1996 to acquire (when vested and exercised) 25,378 shares of the Company's common stock at an exercise price equal to $22.00 per share.
     5. Section 7.5 of the Employment Agreement shall be amended by deleting the first sentence thereof and replacing it with a new first sentence to read as follows:
     "In the event of termination of employment hereunder, the Employee shall be under no obligation to seek alternative employment or other gainful occupation during the period from the termination of this Agreement through the later to occur of (a) the CIC Anniversary Date, and (b) the Scheduled Termination Date (the "Unexpired Term") by way of mitigation of amounts payable to the Employee under this Article 7; provided however, that, except in the case of Employee's Termination
     Without Cause under Section 7.2(c), if the
     Employee provides, directly or indirectly
     (including through any personal service entity), any services (whether as employee, consultant, independent contractor or otherwise) to any person engaged in a business similar to the business of the company as then conducted (a "Third Party") during the Unexpired Term, all amounts paid or payable to the Employee by or on behalf of such Third Party in respect thereof (exclusive of any fringe benefits, profit sharing and deferred compensation arrangement customarily offered to senior management of the Third Party) ("Offset
     Amounts") shall reduce any amounts payable thereafter by the Company to the Employee under Sections 7.4(c), (d) and (e) hereof on a dollar-for-dollar basis."

     6.  Except as expressly modified herein, the Employment
Agreement shall remain in full force and effect in accordance with its terms and provisions as the same are set forth on the date hereof.

     Please indicate your acceptance of and agreement to the above modifications by dating and signing this modification agreement in the space provided below.

                         KASH N' KARRY FOOD STORES, INC.



                         By: /s/ Peter Zurkow
                             ____________________________
                         Name: Peter Zurkow
                         Title: Member, Compensation Committee


AGREED TO AND ACCEPTED:


/s/ Ronald E. Johnson
________________________
   Ronald Johnson

Date: May 30, 1996
      _________________